                                 [DUPONT LOGO]
                                   COMMUNIQUE

                  E.I. du Pont de Nemours et Compagnie ("DuPont") va offrir de racheter a ses actionnaires non americains tout ou partie de leurs titres DuPont pour un prix par action de 80,76$. Cette offre de rachat en especes s'effectue parallelement a une offre d'echange aux Etats Unis par laquelle DuPont propose a ses actionnaires americains d'echanger leurs actions ordinaires de DuPont contre des actions ordinaires de Categorie B de sa filiale Conoco Inc. ("Conoco"). En raison de considerations propres a l'impot federal sur le revenu des Etats-Unis, les personnes americaines ou "United States persons" ne seront pas admises a participer a l'offre de rachat en especes et reciproquement, les personnes non americaines ne pourront participer a l'offre d'echange.

                  Le prix de 80,76$ par action de l'offre de rachat en especes, sans tenir compte d'une quelconque deduction pour retenues fiscales a la source applicables, est egal a la valeur du nombre d'actions ordinaires Conoco de Categorie B (en considerant la valeur de chacune de ces actions comme egale au cours de cloture de l'action ordinaire Conoco de Categorie A le 8 juillet, 1999 juste avant la determination de la parite d'echange dans l'offre d'echange correspondante), qui seront echangees contre une action DuPont dans l'offre d'echange. Ce prix est superieur au cours des actions DuPont a la date du 8 juillet, 1999, qui etait de $68 5/8 par action. Dans la mesure ou le cours des actions Conoco de classe B est susceptible d'etre different de celui des actions Conoco de classe A, et compte tenu du fait que le cours des actions ordinaires Conoco de classe A et des actions ordinaires DuPont est susceptible de fluctuer pendant la duree de l'offre d'echange, la prime payable a l'occasion de l'offre de rachat en especes pourrait s'averer superieure ou inferieure a celle payee a l'occasion de l'offre d'echange.

                  Les actionnaires de DuPont ayant qualite pour participer a l'offre de rachat en especes et souhaitant y prendre part devront se conformer a une procedure specifique et, en s'adressant a l'etablissement depositaire de leurs titres, faire transferer leurs actions DuPont a un intermediaire financier situe aux Etats Unis. Les actionnaires de DuPont sont encourages a consulter leurs conseillers fiscaux afin de determiner s'ils ont qualite pour participer a l'offre de rachat en especes et les consequences fiscales de leur participation a celle-ci.

                  Les actionnaires de DuPont souhaitant obtenir des informations complementaires sur l'offre de rachat en especes decrite ci-dessus peuvent se faire adresser des documents d'information en contactant D.F. King and Co., Inc., 77 Water Street, New York, New York 10005, tel. : (00)1.212.269.5550
(collect) ou Paribas, 3 rue d'Antin 75078 Paris Cedex 02, contact : Jean-Marie Le Carpentier, tel. : 01.42.98.63.01, fax : 01.42.98.41.28.

13/7/99


                                 [DUPONT LOGO]



         E.I. du Pont de Nemours and Company ("DuPont") will be offering its French and other non-U.S. shareholders the opportunity to sell some or all of their shares to DuPont for $80.76 per share in cash. This cash offer is being made substantially concurrently with an exchange offer in the United States in which DuPont is offering its U.S. shareholders the opportunity to exchange DuPont common stock for shares of Class B common stock of its subsidiary, Conoco Inc. ("Conoco"). United States persons (for United States federal income tax purposes) may not participate in the cash offer, while persons that are not United States persons may not participate in the exchange offer.

                  The $80.76 purchase price per share in the cash offer, without giving effect to any deduction for applicable withholding taxes, equals the value of the number of shares of Conoco Class B common stock (treating the value of each such share as equal to the closing sale price of Conoco Class A common stock on July 8, 1999, immediately prior to the determination of the exchange ratio in the corresponding exchange offer), that will be exchanged for one share of DuPont stock in the exchange offer. The purchase price is greater than the trading price of DuPont stock on July 8, 1999, which price per share was $68 5/8. Considering that the market price of the Conoco Class B Common Stock may differ from the Class A Common Stock and because the market prices for Conoco Class A common stock and DuPont common stock may fluctuate over the course of the exchange offer, the premium payable in the cash offer may prove to be greater or less than that paid in the exchange offer.

                  DuPont shareholders eligible to participate in the cash offer will have to follow the rules for doing so and, using the services of the agent holding their shares, cause their shares to be tendered to a financial intermediary located in the United States. DuPont shareholders are urged to consult their tax advisors regarding their eligibility to participate in the cash offer and the tax consequences of such participation.

                  DuPont shareholders wishing to obtain more information on the cash offer described above may request documents of information from D.F. King and Co., Inc., 77 Water Street, New York, New York 1005, phone:
(00)1.212.269.5550 (collect) or Paribas, 3, rue d'Antin 75078 Paris Cedex 02, contact: Jean-Marie Le Carpentier, phone: 01.42.98.63.01, fax: 01.42.98.41.28.

13/7/99

Logo (DuPont)
E. I. DU PONT DE NEMOURS AND COMPANY
Wilmington, Delaware, USA


Ruckkaufangebot

E. I. du Pont de Nemours and Company ("DuPont") bietet ihren deutschen und allen anderen Aktionaren, die sogenannte "Non-US-Persons" (wie im Angebotsmemorandum definiert) sind, den Ruckkauf eigener Stammaktien im Nennbetrag von je USD 0,30 ("DuPont-Aktien")

zum Preis von USD 80,76
je DuPont-Aktie

an. Nahezu zeitgleich wird den Aktionaren, die sogenannte "US-Persons" sind, der Umtausch ihrer DuPont-Aktien in Class B-Stammaktien der Conoco Inc. ("Conoco") angeboten. "US-Persons" konnen nicht an dem Ruckkauf teilnehmen, wahrend "Non-US-Persons" von dem Aktienumtausch ausgeschlossen sind. Zweck des Aktienumtauschs ist die Trennung von den verbliebenen Anteilen an der Conoco. Im Oktober 1998 wurden bereits 191,5 Mio. Class A-Stammaktien offentlich angeboten und zum Handel an der New Yorker Wertpapierborse zugelassen.

Der Ruckkaufpreis unterliegt der US-amerikanischen Quellensteuer in Hohe von
30%.

Das Ruckkaufangebot ist nicht von einer Mindestzahl von zum Ruckkauf angebotenen Aktien abhangig und erlischt am 10. August 1999. Es gilt als angenommen, wenn nach Ablauf der Angebotsfrist das Umtauschangebot (siehe oben) als angenommen gilt. Das Ruckkaufangebot kann verlangert oder geandert werden.

DuPont wird hochstens 8.000.000 DuPont-Aktien zuruckkaufen. Sollten nach Ablauf der Angebotsfrist mehr als 8.000.000 DuPont-Aktien zum Ruckkauf angemeldet sein (Uberzeichnung), werden die zum Ruckkauf angemeldeten DuPont-Aktien in einem anteiligen Verhaltnis zuruckgekauft. Inhaber von insgesamt weniger als 100 DuPont-Aktien (Odd-Lots), die alle in ihrem Bestand befindlichen DuPont-Aktien zum Ruckkauf anmelden, sind von dieser Regelung ausgenommen.

Fur DuPont-Aktien, die in New York fur die Deutsche Borse Clearing AG ("Clearing AG"), Frankfurt am Main, bei Depository Trust Company sammelverwahrt sind, gilt folgendes:

Miteigentumer am Sammelbestand der Clearing AG konnen ihre DuPont-Aktien uber ihre Depotbank bei der Deutsche Bank AG in Frankfurt am Main

zum kostenfreien Ruckkauf durch DuPont

zum Preis von USD 80,76 (abzuglich 30% US-amerikanische Quellensteuer) je DuPont-Aktie anmelden. Um im Falle einer Uberzeichnung des Ruckkaufangebots in den Genu(beta) des bevorrechtigten Ruckkaufs zu gelangen, mussen Inhaber von insgesamt weniger als 100 DuPont-Aktien (Odd-Lots), die alle in ihrem Bestand befindlichen DuPont-Aktien zu Ruckkauf anmelden, eine Bestatigung abgeben, da(beta) sie weniger als 100 DuPont-Aktien (Odd-Lots) halten und alle in ihren Bestand befindlichen DuPont-Aktien zum Ruckkauf angemeldet haben.

Vorbehaltlich der Annahme des Ruckkaufangebots erhalten diejenigen Miteigentumer, die ihre DuPont-Aktien zum Ruckkauf angemeldet haben, uber ihre Depotbank gegen Abgabe der DuPont-Aktien die Betrage nach Eingang (zu gegebener Zeit nach Ablauf der Angebotsfrist) zum jeweiligen Tageskurs in Deutscher Mark bzw. EURO oder auf Wunsch in US-amerikanischen Dollars gutgeschrieben.

Die zum Umtausch angemeldeten DuPont-Aktien werden bis zur vollstandigen Abwicklung des Ruckkaufangebots gesperrt gehalten.

Weitere Einzelheiten werden den Aktionaren uber ihre Depotbank mitgeteilt und konnen au(beta)erdem einem englischsprachigen Angebotsmemorandum, das bei der Deutsche Bank AG, U+I/Emissionsfolgegeschafte, 60262 Frankfurt am Main, angefordert werden kann, entnommen werden.

Zusatzliche Informationen uber das Angebot konnen auch von dem "Managing Information Agent" D.F. King & Co., Inc. in New York, NY, USA, unter der Telefonnummer 001 (212) 269-5550 (R-Gesprach - collect call) eingeholt werden.

Frankfurt am Main, 14. Juli 1999

Im Auftrag der E. I. DU PONT DE NEMOURS AND COMPANY

Deutsche Bank
Aktiengesellschaft

                       UNOFFICIAL NON-LITERAL TRANSLATION


Logo (DuPont)
E. I. DU PONT DE NEMOURS & COMPANY
Wilmington, Delaware, USA



Offer to Repurchase

E. I. du Pont de Nemours and Company ("DuPont") is offering its German and all other shareholders who are so-called "Non-U.S.-Persons" (as defined in the Offer Memorandum) the opportunity to sell their common stock with a par value U.S.$0.30 ("DuPont Shares") to DuPont for U.S.$ 80.76 in cash
per DuPont Share.

This cash offer will be made substantially concurrently with an exchange offer being made in the United States to "U.S. Persons" in which DuPont is offering its U.S. shareholders the opportunity to exchange DuPont Shares for shares of Conoco Class B common stock of Conoco Inc. ("Conoco"). "U.S. Persons" may not participate in the cash offer, while "Non-U.S. Persons" may not participate in the exchange offer. The exchange offer is the mechanism by which DuPont will dispose of its remaining ownership of Conoco. In October of 1998, Conoco completed an initial public offering of 191.5 million shares of Conoco Class A common stock that were admitted for trading on the New York Stock Exchange.

The repurchase price is subject to 30% U.S. withholding tax.

This offer to repurchase is not conditioned on any minimum number of shares being tendered and expires on 10 August 1999. The repurchase offer shall be effective if, after expiration of the offer period, the exchange offer has been consummated (see above) and the other conditions set forth in the Offer to Purchase are satisfied. The offer to repurchase can be extended or altered.

DuPont will repurchase no more than a total of 8,000,000 DuPont Shares. If, after expiration of the offer period, more than 8,000,000 DuPont Shares have been tendered for repurchase (over-subscription), then the tendered DuPont Shares will be repurchased on a pro rata basis. Shareholders holding a total of less than 100 DuPont Shares (Odd-Lots) and tendering all of their shares will not be subject to proration.

DuPont Shares that are collectively deposited for Deutsche Borse Clearing AG ("Clearing AG"), Frankfurt am Main, at Depository Trust Company are subject to the following:

Joint shareholders of collectively deposited DuPont Shares at Clearing AG are entitled to tender their DuPont Shares via their respective depositary banks to Deutsche Bank AG in Frankfurt am Main

free of charge to be repurchased by DuPont

at a price of U.S.$ 80.76 (minus 30% U.S. withholding tax) for each DuPont Share.

In case of oversubscription and in order to benefit from a preferred repurchase, shareholders holding a total of less than 100 DuPont Shares (Odd-Lots), and tendering all of their DuPont Shares for repurchase have to confirm that they are not holding more than 100 DuPont Shares (Odd Lots) and that they have tendered all of their DuPont Shares for repurchase.

Provided that the offer to repurchase is accepted, shareholders offering their shares for repurchase shall be credited by their depositary banks the amounts against the surrendered DuPont Shares (in due course after expiration of the offering term) at the current exchange rate in German Marks, EURO or, upon request, in U.S. Dollars.

DuPont Shares tendered for the repurchase will be blocked until the transaction has been completed.

Further details will be communicated to the shareholders via their depositary banks and, in addition, can also be found in the English Offer Memorandum which is available at Deutsche Bank AG, U+I/Emissionsfolgegeschafte, 60262 Frankfurt am Main.

Additional information for the offer can be obtained from D.F. King, the Managing Information Agent, at 001 (212) 269-5550 (calling collect) in New York.

Frankfurt am Main, 14 July 1999

On behalf of E. I. DU PONT DE NEMOURS & COMPANY

Deutsche Bank
Aktiengesellschaft

Administratie van aandelen
E. I. du Pont de Nemours and Company.

Volgens een bij ons ter inzage liggend bericht is de vennootschap voornemens tot maximaal 8.000.000 van haar ultstaamde aandelen in te kopen voor een prijs van US$ 80.76 per aandeel, in Contankopen. Bijoverschrijding van de aanmeldeingen boven het maximale aantal in te kopen stukken zal een pro-rata reductie worden toegapast. Dit aanbod geldt met betrekking tot door niet-V.S. ingezetenen of belastingsplichtigen gehouden stukken. Certificaathouders die van het aanbod gebruik wensen te maken, dienen hun stukken, met een schriftelijke opgave van bank,- of gironummer, daartoe in te leveren ten kantore van ondergetekende, ulterlijk op 4 augustus 1999, om 12.00 uur. Afrekening zal t.z.t. plaatsvinden in guldens onder inhouding van usantieel royementsloon. Wij aanvaarden geen aansprakelijkheld voor non-acceptatie, om ongeacht welke reden, van de door ons aangeboden aandelen door de vennootschap. Aanvuliende informatie kan zonodig worden ingewonnen bij D.F. King, de Managing Information Agent, onder collect call nummer 001 212 269 5550.

Administratiekantoor voor Handel en Nijverheid B.V. Singel 540. 2e etage (Interland), 1017 AZ Amsterdam. 14 juli 1999


TRANSLATION:

Further to a document that may be inspected at our office, the company intends to repurchase for cash up to a maximum 8,000,000 of its outstanding shares at a price of US$80.76 per share. If applications exceed the maximum number of securities to be repurchased a pro rata reduction will be applied. This offer applies with respect to securities held by non-U.S. resident or taxable persons. Holders of depositary receipts who wish to accept the offer should deliver the physical certificates, with written notice of their bank or giro account number, to the office of the undersigned, at the latest by 12:00 noon on 4 August 1999. Settlement will take place in due course in Netherlands guilders, after subtraction of the usual cancellation fee. We do not accept responsibility for non-acceptance by the company, for whatever reason, of shares tendered by us. Additional information can, if required, be obtained from D.F. King, the Managing Information Agent, under collect call number 001 212 269 5550.

Administratiekantoor voor Handel en Nijverheid B.V., Singel 540, 2nd Floor, (Interland), 1017 AZ Amsterdam, 14 July 1999.

[DUPONT LOGO]

OFFRE D'ACQUISITION

de

E.I. DU PONT DE NEMOURS AND COMPANY

pour

MAXIMUM 8'000'000 PROPRES ACTIONS ORDINAIRES de USD 0.30 nominal chacune

--------------------------------------------------------------------------------

E.I. du Pont de Nemours & Company (ci-apres ((DuPont)) offre a ses actionnaires indigenes et autres qui ne sont pas des United States Persons (ci-apres ((U.S. Persons)), le rachat de propres actions au prix de USD 80.76 par action. Simultanement, les actionnaires qui sont des U.S. Persons se voient offrir l'echange de leurs actions ordinaires DuPont (ci-apres les ((actions DuPont)) en actions B de Conoco Inc. (ci-apres ((Conoco)). Les U.S. Persons ne peuvent prendre part au rachat, alors que les actionnaires qui ne sont pas des U.S. Persons sont exclus de l'echange d'actions. Le but de l'echange d'actions est la separation de la participation restante a Conoco. En octobre 1998, 191.5 millions d'actions A Conoco ont ete publiquement offertes et admises au negoce aux bourses americaines.

--------------------------------------------------------------------------------

OFFRE                     L'offre d'acquisition porte sur un maximum de
                          8'000'000 actions DuPont.

PRIX D'ACHAT              USD 80.76 NET PAR ACTION DUPONT DE USD 0.30 NOMINAL
                          SOUS DEDUCTION DE L'IMPOT ANTICIPE AMERICAIN U.S. DE
                          30%.

                          DuPont se reserve le droit de modifier le prix d'achat.

                          Le prix d'achat se base sur la parite d'echange de l'offre d'echange de DuPont ainsi que sur les cours sous-jacents des actions DuPont et Conoco lors de la fixation de la parite d'echange.

                          Le prix d'achat sera paye en francs suisses par les banques depositaires pour les actions DuPont cotees a SWX Swiss Exchange, inscrites au nom de SNOC Swiss Nominee Company (ci-apres les((certificats suisses)). La conversion en francs suisses des montants en USD se fait par Credit Suisse First Boston, Zurich, au moment du paiement.

                          L'evolution du cours des certificats suisses a SWX Swiss Exchange se presente comme suit (en francs suisses; les cours sont ajustees pour les modifications de capital):

                          ------------------------------------------------------
                                        1997           1998           1999*
                          ------------------------------------------------------
                          Maximum       107            125            116
                          Minimum       64             70             72

                          Source: Datastream
                          * 1er janvier au 12 juillet 1999

DELAI DE L'OFFRE          DU 14 JUILLET AU 10 AOUT 1999, 16H00 (HEURE SUISSE)
(EN SUISSE)               DuPont se reserve le droit de prolonger le delai de
                          l'offre.

CONDITIONS/               L'offre d'acquisition est notamment liee a la
DROIT DE RETRAIT          condition que l'offre d'echange de DuPont soit
                          executee. Cette offre d'echange est notamment liee a la condition que dans le monde entier au moins
                          73'990'436 actions DuPont soient annoncees.

                          Les autres raisons pour un retrait de DuPont de l'offre d'acquisition sont contenues dans le prospectus de l'offre en anglais.

MODIFICATION DES          DuPont a le droit de modifier en tout temps les
CONDITIONS DE             conditions de l'offre. Apres une modification du
L'OFFRE PAR DUPONT        prix d'achat, le delai de l'offre doit encore se
                          monter au minimum a 10 jours ouvrables americains, ce qui fait que le delai de l'offre pourra eventuellement etre prolonge.

DROIT DE RETRAIT          L'acceptation de l'offre d'acquisition peut etre
DES ACTIONNAIRES          revoquee en tout temps jusqu'a l'expiration du delai
DE DUPONT                 de l'offre par lettre recommandee.

                          La revocation doit parvenir avant l'expiration du delai de l'offre a la banque aupres de laquelle les certificats suisses sont conserves ou consignes.

REDUCTIONS                Si a l'expiration du delai de l'offre plus de
                          8'000'000 actions DuPont devaient etre annoncees en dehors des Etats-Unis, les actions DuPont offertes seront acquises dans une relation proportionnelle. Les rompus eventuels provenant d'une reduction seront indemnises en especes et en francs suisses.

ACTIONNAIRES DETENANT     Les actionnaires qui detiennent au total moins de 100
AU TOTAL MOINS DE         actions DuPont et annoncent toutes les actions DuPont
100 ACTIONS DUPONT        en leur possession sont exclus de la reglementation
                          susmentionnee sur les reductions. Leur offre sera entierement admise.

INFORMATION/              GARDE EN DEPOT
ANNONCE                   Les deposants de certificats suisses seront informes
                          de l'offre d'acquisition par leur banque depositaire et sont pries de suivre ses instructions.

                          GARDE A DOMICILE
                          Les detenteurs de certificats suisses qui gerent eux-memes leurs titres et qui desirent accepter l'offre d'acquisition de DuPont sont pries de dument remplir et de signer le formulaire((Declaration d'acceptation))et de le remettre avec les certificats correspondants, NON ANNULES, jusqu'au 10 aout 1999, 16h00 (heure suisse), directement a leur banque ou a un domicile d'acceptation et de paiement mentionne ci-dessous.

BLOCAGE DES TITRES        Les certificats suisses annonces et consignes seront
                          BLOQUES par la banque depositaire et ne peuvent plus etre negocies.

PAIEMENT DU               En cas de succes de l'offre d'acquisition, le paiement
PRIX D'ACHAT              du prix d achat par les banques depositaires (sous
                          deduction de l'impot anticipe americain U.S. de 30%), se fera des que possible en francs suisses apres la fin du delai de l'offre pour les certificats suisses annonces et consignes qui seront retenus dans le cadre de l'offre d'acquisition.

FRAIS ET TAXES            La vente de certificats suisses deposes aupres de
                          banques en Suisse se fait sans frais pendant le delai de l'offre, cependant sous deduction de l'impot anticipe americain U.S. de 30%.

                          Le timbre federal de negociation du lors de la vente sera paye par DuPont.

CONSEQUENCES              Le produit de rachat des actions DuPont par DuPont
FISCALES                  selon la presente offre d'acquisition sera soumis a
                          l'impot anticipe americain U.S. de 30% preleve sur l'entier du produit de rachat.

                          Pour autant que les certificats suisses rachetes appartiennent a sa FORTUNE PRIVEE, le contribuable suisse realisera par la vente des titres a DuPont des recettes exonerees d'impots sur le revenu selon la Loi Federale sur l'Impot Direct (LID) ainsi que selon les lois fiscales cantonales. Les contribuables suisses pourront beneficier d'une reduction de l'impot anticipe americain U.S. de 30% jusqu'a concurrence de 15% (par voie de remboursement) s'ils remplissent les conditions prevues par la loi fiscale americaine et par la Convention sur la double imposition entre les USA et la Suisse. La legislation fiscale suisse ne permet pas l'imputation de l'impot anticipe americain U.S. preleve sur le produit du rachat des certificats suisses par DuPont selon la presente offre d'acquisition.

                          Des regles speciales pourront etre applicables aux personnes domiciliees en Suisse mais ayant un statut d'immigre americain.

                          Pour autant que les certificats suisses rachetes appartiennent a la FORTUNE PROFESSIONNELLE d'un contribuable suisse ou a une societe soumise a la fiscalite suisse, les gains en capitaux realises par le rachat des actions par DuPont seront imposables en tant que revenu. Les personnes domiciliees en Suisse et les societes soumises a la fiscalite suisse pourront beneficier d'une reduction de l'impot anticipe americain U.S. de 30% jusqu'a concurrence de 15% (par voie de remboursement) s'ils remplissent les conditions selon la loi fiscale americaine et selon la Convention sur la double imposition entre les USA et la Suisse. Pour autant que les conditions de la legislation fiscale suisse et de la Convention sur la double imposition entre les USA et la Suisse soient remplies, une imputation partielle ou complete de l'impot anticipe americain U.S. pourra etre accordee.

                          Des regles speciales pourront etre applicables aux societes soumises a un statut fiscal particulier.

COTATION DES              Pour le moment il n'est pas prevu de supprimer la
CERTIFICATS SUISSES       cotation des certificats suisses a SWX Swiss Exchange.

                          Si a l'issue de l'offre d'acquisition, le nombre des certificats suisses restant en circulation dans le public ne devait plus etre suffisant pour assurer un negoce regulier, la suppression de la cotation des certificats suisses a SWX Swiss Exchange sera examinee.

RESTRICTIONS DE VENTE     L'offre d'acquisition s'adresse exclusivement aux
                          actionnaires de DuPont qui ne sont PAS consideres comme des U.S. Persons.

                          Une U.S. Person est definie comme suit a ce sujet:

                          - any individual who is a U.S. citizen or U.S. resident (for U.S. federal income tax purposes);

                          - any corporation, partnership, limited liability company or other entity created or organized in the U.S. or under the law of the U.S. or of any State within the U.S.;

                          - any estate which is subject to U.S. income tax on all of its income (regardless of the source of such income); and

                          - any trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust, and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust (including, without limitation, any U.S. pension trust organized under
                              Section 401(a) of the Internal Revenue Code of 1986, as amended).

Cette annonce est un resume du prospectus de l'offre en anglais. Le prospectus de l'offre en anglais faisant foi peut etre retire sans frais chez Credit Suisse First Boston, Zurich, au numero de telephone 01 333 43 85 ou de telecopie 01 333 35 93.

Cette annonce se refere aux actions DuPont cotees chez SWX Swiss Exchange, inscrites au nom de SNOC Swiss Nominee Company (certificats suisses). Pour le deroulement de l'offre d'acquisition pour les actions originales DuPont americaines, il faut suivre les indications de la banque depositaire.

Si le detenteur de certificats suisses est considere comme U.S. Person, il faut prendre contact avec le Managing Information Agent de l'offre d'acquisition, D.F. King & Co., Inc., New York (+1 812 269 55 50 - Collect Call) ou la banque depositaire.


--------------------------------------------------------------------------------
Le 14 juillet 1999       CREDIT SUISSE FIRST BOSTON
                         CREDIT SUISSE
--------------------------------------------------------------------------------

                                                       Numero de valeur              ISIN
                                                       ----------------              ----
Action ordinaire DuPont (certificat suisse)                 927 401             CH 000 927 401 7

[DUPONT LOGO]

Kaufangebot

der

E.I. du Pont de Nemours and Company

fur

maximal 8'000'000 eigene Stammaktien von je USD 0.30 Nennwert

--------------------------------------------------------------------------------

E.I. du Pont de Nemours & Company (nachstehend (DuPont)) bietet seinen inlandischen sowie allen ande-ren Aktionaren, die nicht United States Persons (nachstehend ((U.S. Persons)) sind, den Ruckkauf eigener Aktien zum Preis von USD 80.76 pro Aktie an. Zeitgleich wird den Aktionaren, die U.S. Persons sind, der Tausch ihrer Stammaktien der DuPont (nachstehend (DuPont-Aktien)) in Class B-Aktien der Conoco Inc. (nachstehend (Conoco)) angeboten. U.S. Persons konnen nicht an dem Ruckkauf teilnehmen, wahrend Nicht-U.S. Persons von dem Aktientausch ausgeschlossen sind. Zweck des Aktientauschs ist die Trennung von den verbliebenen Anteilen an Conoco. Im Oktober 1998 wurden bereits 191.5 Mio. Class A-Aktien der Conoco offentlich angeboten und zum Handel an U.S.-amerikanischen Borsen zugelassen.

--------------------------------------------------------------------------------

ANGEBOT                  Das Kaufangebot bezieht sich auf maximal 8'000'000
                         DuPont-Aktien.

KAUFPREIS                USD 80.76 NETTO JE DUPONT-AKTIE VON USD 0.30 NENNWERT

                         ABZUGLICH U.S.-AMERIKANISCHER QUELLENSTEUER VON 30%.

                         DuPont behalt sich das Recht vor, den Kaufpreis zu andern.

                         Der Kaufpreis basiert auf dem Umtauschverhaltnis des Umtauschangebots der DuPont sowie den dafur zugrundeliegenden Kurswerten der DuPont- und Conoco-Aktien zum Zeitpunkt der Festlegung des
                         Umtauschverhaltnisses.

                         Der Kaufpreis fur die an der SWX Schweizer Borse kotierten, auf den Namen der SNOC Swiss Nominee Company eingetragenen DuPont-Aktien (nachstehend (Schweizer Zertifikate)) wird uber die jeweiligen Depotbanken in Schweizer Franken ausbezahlt. Die Umrechnung des auf den DuPont-Aktien anfallenden USD-Kauf-preises in Schweizer Franken erfolgt durch die Credit Suisse First Boston, Zurich, zum Zeitpunkt der Auszahlung.

                         Die Kursentwicklung der Schweizer Zertifikate an der SWX Schweizer Borse prasentiert sich wie folgt (in CHF, Kurse sind bezuglich Kapitalveranderungen adjustiert):

                         ------------------------------------------------------------
                                        1997                1998                1999*
                         ------------------------------------------------------------
                         Hochst         107                 125                 116
                         Tiefst          64                  70                  72

                         Quelle: Datastream
                         * 1. Januar bis 12. Juli 1999

ANGEBOTSFRIST            VOM 14. JULI BIS 10. AUGUST 1999, 16.00 UHR (SCHWEIZER
(IN DER SCHWEIZ)         ZEIT) DuPont behalt sich das Recht vor, die
                         Angebotsfrist zu verlangern.

BEDINGUNGEN/             Das Kaufangebot ist unter anderem an die Bedingung
RUCKTRITTSRECHT          geknupft, dass das Umtauschangebot der DuPont vollzogen
                         wird. Dieses Umtauschangebot ist unter anderem an die
                         Bedingung geknupft, dass mindestens 73'990'436
                         DuPont-Aktien weltweit angedient werden.

                         Die weiteren Grunde fur einen Rucktritt der DuPont vom Kaufangebot sind im englischen Angebotsprospekt festgehalten.

ANDERUNGEN DER           DuPont steht das Recht zu, die Angebotsbedingungen
ANGEBOTSBEDINGUNGEN      jederzeit zu andern. Nach einer Anderung des
DURCH DUPONT             Kaufpreises muss die Angebotsfrist noch mindestens 10
                         U.S.-amerikanische Werktage betragen, die
                         Angebotsfrist wird demnach evtl. verlangert.

RUCKTRITTSRECHT DES      Die Annahme des Kaufangebots kann bis zum Ende der
DUPONT-AKTIONARS         Angebotsfrist jederzeit mittels eingeschriebenem Brief
                         widerrufen werden.

                         Der Widerruf hat bis zum Ende der Angebotsfrist bei der Bank einzutreffen, bei welcher die Schweizer Zertifikate verwahrt bzw. hinterlegt worden sind.

KURZUNG Sollten nach dem Ende der Angebotsfrist mehr als 8'000'000 DuPont-Aktien ausserhalb der USA angedient worden sein, werden die angedienten DuPont-Aktien in einem anteiligen Verhaltnis zuruckgekauft. Allfallige durch eine Kurzung entstehende Bruchteile werden in bar und in Schweizer Franken abgegolten.

AKTIONARE MIT INS-       Aktionare mit insgesamt weniger als 100 DuPont-Aktien,
GESAMT WENIGER ALS       die alle in ihrem Eigentum befindenden DuPont-Aktien
100 DUPONT-AKTIEN        andienen, sind von der obenerwahnten Kurzungsregelung
                         ausgenommen. Ihre Andienung wird voll berucksichtigt.

INFORMATION/             DEPONENTEN
ANMELDUNG                Die Deponenten von Schweizer Zertifikaten werden durch
                         ihre Depotbank uber das Kaufangebot informiert und werden gebeten, gemass den Instruktionen der Depot-bank zu verfahren.

                         HEIMVERWAHRER

                         Die Heimverwahrer von Schweizer Zertifikaten, welche das Kaufangebot der DuPont annehmen mochten, werden gebeten, das Formular((Annahmeerklarung)), vollstan-dig ausgefullt und unterzeichnet, zusammen mit dem/den entsprechenden Zertifikat(en), NICHT ENTWERTET, bis spatestens 10. August 1999, 16.00 Uhr (Schweizer
                         Zeit), direkt bei ihrer Bank oder einer der untenerwahnten Annahme- und Zahlungsstellen einzureichen.

TITELSPERRUNG            Die zum Verkauf angemeldeten und hinterlegten Schweizer
                         Zertifikate werden durch die Depotbanken GESPERRT und konnen nicht mehr gehandelt werden.

AUSZAHLUNG               Bei erfolgreichem Kaufangebot erfolgt die Auszahlung
DES KAUFPREISES          des Kaufpreises (abzuglich U.S.-amerikanischer
                         Quellensteuer von 30%) fur die angemeldeten und hinterlegten Schweizer Zertifikate, die im Rahmen des
                         Kaufangebots akzeptiert werden konnen, uber die jeweiligen Depotbanken in Schweizer Franken so bald wie moglich nach dem Ende der Angebotsfrist.

KOSTENREGELUNG           Der Verkauf von Schweizer Zertifikaten, welche bei
UND ABGABEN              Banken in der Schweiz deponiert sind, erfolgt wahrend
                         der Angebotsfrist ohne Spesen, jedoch unter Abzug der
                         U.S.-amerikanischen Quellensteuer von 30%.

                         Die beim Verkauf anfallenden eidgenossischen
                         Umsatzabgaben werden durch DuPont getragen.

STEUERFOLGEN             Der gesamte Erlos aus dem Ruckkauf der DuPont-Aktien
                         gemass dem vorliegenden Kaufangebot unterliegt der
                         U.S.-amerikanischen Quellensteuer von 30%.

                         Soweit die zuruckgekauften Schweizer Zertifikate Bestandteil des PRIVATVERMOGENS bilden, ist der Erlos aus dem Ruckkauf der DuPont-Aktien durch DuPont fur Schweizer Steuerpflichtige nach dem Bundesgesetz uber die Direkte Bundessteuer (DBG) und den kantonalen Steuergesetzen nicht steuerbar. Schweizer Steuerpflichtige konnen eine Verringerung der U.S.-amerikanischen Quellensteuer von 30% auf 15% (auf dem Wege der Ruckerstattung) beantragen, soweit sie die Bedingungen der U.S.-amerikanischen Steuergesetze und des schweizerisch-amerikanischen
                         Doppelbesteuerungsabkommens erfullen. Das Schweizer Steuerrecht gewahrt keine Anrechnung von U.S.-amerikanischen Quellensteuern im Zusammenhang mit den Einnahmen aus dem Ruckkauf der DuPont-Aktien durch DuPont gemass vorliegendem Kaufangebot.

                         Besondere Bestimmungen konnen auf in der Schweiz wohnhafte Personen mit einem U.S.-Einwanderungsstatus zur Anwendung gelangen.

                         Soweit die Schweizer Zertifikate im GESCHAFTSVERMOGEN eines Schweizer Steuerpflichtigen liegen oder dem Vermogen einer dem Schweizer Steuerrecht unterste-henden Unternehmung zuzurechnen sind, bilden Kapitalgewinne, die durch den Ruckkauf der DuPont-Aktien durch DuPont realisiert werden, Bestandteil des steuerbaren Ertrages und unterstehen der Ertragssteuer. Schweizer Steuerpflichtige und Unternehmen konnen eine Verringerung der U.S.-amerikanischen Quellensteuer von 30% auf 15% (auf dem Wege der Ruckerstattung) beantragen, falls sie die Bedingungen des U.S.-Steuerrechts und des schweizerisch-amerikanischen Doppel-besteuerungsabkommens erfullen. Eine vollstandige oder teilweise Anrechnung der U.S.-amerikanischen Quellensteuer kann unter dem schweizerisch-amerikanischen Doppelbesteuerungsabkommen gewahrt werden, falls die Bedingungen des schwei-zerischen Steuerrechts und des schweizerisch-amerikanischen Doppelbesteuerungs abkommens erfullt sind.

                         Besondere Bestimmungen konnen fur Gesellschaften, die unter einem besonderen Steuerstatus stehen, zur Anwendung gelangen.

KOTIERUNG DER            Zum gegenwartigen Zeitpunkt ist nicht beabsichtigt, die
SCHWEIZER ZERTIFIKATE    Schweizer Zertifikate an der SWX Schweizer Borse zu
                         dekotieren.

                         Sollte im Anschluss an das Kaufangebot aufgrund der Anzahl sich noch im Publikum befindenden Schweizer Zertifikate ein regelmassiger Handel nicht mehr gewahr-leistet sein, wird die Dekotierung der Schweizer Zertifikate an der SWX Schweizer Borse gepruft.

VERKAUFSRESTRIKTION      Das Kaufangebot richtet sich ausschliesslich an
                         Aktionare der DuPont, welche nicht als U.S. Person gelten. Eine U.S. Person wird hierfur wie folgt definiert:

                         - any individual who is a U.S. citizen or U.S. resident (for U.S. federal income tax purposes);

                         - any corporation, partnership, limited liability company or other entity created or organized in the U.S. or under the law of the U.S. or of any State within the U.S.;

                         - any estate which is subject to U.S. income tax on all of its income (regardless of the source of such income); and

                         - any trust if (i) a U.S. court is able to exercise primary supervision over the admi- nistration of the trust, and (ii) one or more U.S. persons have the authority to con- trol all substantial decisions of the trust (including, without limitation, any U.S. pension trust organized under
                             Section 401(a) of the Internal Revenue Code of 1986, as amended).

Dieses Inserat stellt eine Zusammenfassung des englischen Angebotsprospekts dar. Der massgebliche englische Angebotsprospekt kann bei der Credit Suisse First Boston, Zurich, unter Telefon 01 333 43 85 bzw. Telefax 01 333 35 93 kostenlos bezogen werden.

Dieses Inserat bezieht sich auf die an der SWX Schweizer Borse kotierten, auf den Namen der SNOC Swiss Nominee Company eingetragenen DuPont-Aktien (Schweizer Zertifikate). Fur den Ablauf des Kaufangebots fur U.S.-amerikanische DuPont-Originalaktien sind die Hinweise der Depotbank zu beachten.

Sofern Inhaber von Schweizer Zertifikaten als U.S. Person gelten, ist der Managing Information Agent des Kaufangebots, D.F. King & Co., Inc., New York (+1 812 269 55 50 - Collect Call) oder die Depotbank zu kontaktieren.



--------------------------------------------------------------------------------
14. Juli 1999            CREDIT SUISSE FIRST BOSTON
                         CREDIT SUISSE
--------------------------------------------------------------------------------

                                                  Valorennummer            ISIN
                                                  -------------            ----
DuPont Stammaktien (Schweizer Zertifikate)           927 401          CH 000 927 401 7

NON-LITERAL TRANSLATION

Notice

Date of Publication 14 July 1999

(Neue Zurcher Zeitung, Finanz und Wirtschaft, Le Temps)

(DuPont Logo)

PURCHASE OFFER

by

E. I. DU PONT DE NEMOURS & COMPANY

for

UP TO 8,000,000 SHARES OF ITS COMMON STOCK of a par value of USD 0,30 each


E. I. du Pont de Nemours and Company ("DuPont") is offering its Swiss and other non-U.S. shareholders the opportunity to sell some or all of their shares to DuPont for $ 80.76 per share in cash. This cash offer will be made substantially concurrently with an exchange offer being made in the United States in which DuPont is offering its U.S. shareholders the opportunity to exchange DuPont common stock for shares of Conoco Class B common stock. United States persons (for United States federal income tax purposes) may not participate in the cash offer, while non-U.S.-persons may not participate in the exchange offer. The exchange offer is the mechanism by which DuPont will dispose of its remaining ownership of Conoco Inc. In October of 1998, Conoco completed an initial public offering of 191.5 million shares of Conoco Class A common stock.



OFFER                     The purchase offer is for a maximum of 8,000,000
                          DuPont Shares.

PURCHASE PRICE            USD 80.76 PER DUPONT SHARE OF A PAR VALUE OF USD 0,30
                          LESS 30% U.S. WITHHOLDING TAX.

                                   DuPont reserves the right to change the
                                   purchase price.

                                   The purchase price is based on the exchange ratio of the exchange offer by DuPont and the underlying market price of the DuPont and Conoco shares at the time of the fixing of the exchange ratio.

                                   The purchase price of the DuPont shares
                                   listed on the SWX Swiss Exchange and held by SNOC Swiss Nominee Company ("Swiss Certificates") shall be paid out to the certificate holders through the respective depository banks in Swiss Francs after the USD amount has been converted into Swiss Francs by Credit Suisse First Boston, Zurich, at the time of payment to participating certificate holders.

                                   The market price development of the Swiss
                                   Certificates on the SWX Swiss Exchange is as follows (in CHF, the quotes are adjusted for capital developments):

                                                             1997             1998             1999*
                                   --------                  ----             ----             ------
                                   High                      107              125              116

                                   Low                        64               70               72

                                   (Source: Datastream)
                                   * 1 January through 12 July 1999

OFFER PERIOD                       FROM 14 JULY TO 10 AUGUST 1999, 16:00
                                   (SWISS TIME)

                                   DuPont reserves the right to extend the offer period.

CONDITIONS / RIGHT TO              The purchase is subject to, among other
REVOKE                             conditions, the condition that the exchange
                                   offer by DuPont is completed. This exchange offer is - among other conditions - made under the condition that at least 73,990,436
                                   DuPont shares are tendered for exchange
                                   worldwide.

                                   Further conditions under which DuPont may not consummate the offer are listed in the English offer prospectus.

AMENDMENTS OF THE OFFER            DuPont shall have the right to amend the
CONDITIONS BY DUPONT               offer conditions at any time. Upon an
                                   amendment of the purchase price, the offer period shall remain open at least ten U.S.
                                   working days, i.e. if the offer has less than ten U.S. working days until expiration, the offer shall be extended accordingly.

RIGHT TO WITHDRAW OF               Subject to following the instructions of the
DUPONT SHAREHOLDERS                offer on a timely basis, the acceptance of
                                   the purchase offer may be withdrawn any time up to the end of the offer period.

                                   A written withdrawal of the offer has to be received by the bank holding the corresponding Swiss certificates prior to the expiration of the offering period.

PRORATION                          Should after the end of the offer period more
                                   than 8,000,000 DuPont shares be tendered outside the U.S. (oversubscription), the tendered DuPont shares shall be purchased on a pro rata basis.

                                   Compensation for amounts arising from
                                   fractional entitlements will be paid in cash and in Swiss Francs.

SHAREHOLDERS HOLDING LESS          Shareholders holding a total of less than 100
THAN 100 DUPONT SHARES             DuPont shares (Odd Lots) and tendering all of
                                   their shares will not be subject to
                                   proration. Their tendering of shares will be fully considered.

INFORMATION / NOTIFICATION         DEPOSITORS
FOR TENDER                         The depositors of Swiss Certificates will be
                                   informed of the purchase offer by the
                                   depository banks and will be asked to proceed in accordance with the instructions by the depository banks.

                                   HOLDERS OF PHYSICAL SHARES

                                   Holders of physical Swiss certificates who wish to accept the purchase offer of DuPont are requested to ask to file the completed and signed form "Declaration of Assignment" together with the corresponding certificate(s) - not cancelled - by 10 August 1999, 16:00 (Swiss time), either directly to their bank or to any Acceptance and Payment Agency.

BLOCKING OF TRADE                  The Swiss Certificates tendered and deposited
                                   will be blocked for trade by the depository bank and may not be traded any longer.

PAYMENT OF PURCHASE                Upon successful completion of the purchase
PRICE                              offer the purchase price (less 30% U.S.
                                   withholding tax) shall be paid out as soon as possible to the certificate holders through the respective depository banks in Swiss
                                   Francs.

CHARGES AND TAXES                  The sale of Swiss Certificates which are
                                   deposited with banks in Switzerland shall be effected free of charges during the offer period. However, 30% U.S. withholding taxes shall be deducted.

                                   The Federal Transactional Taxes shall be borne by DuPont.

TAX CONSEQUENCES                   The full proceeds of the purchase of DuPont
                                   shares pursuant to the present purchase offer are subject to U.S. withholding tax of 30%.


                                   To the extent the Swiss Certificates tendered are part of their PRIVATE ASSETS, for Swiss taxpayers the proceeds of the purchase of DuPont-shares by DuPont are not subject to income taxation under the Code on Direct Federal Taxes and the Cantonal tax laws. Swiss taxpayers qualify for a reduction of the U.S. withholding tax of 30% to 15% (by way of tax refund) if they comply with the formal requirements of the U.S. tax law and the Swiss-U.S. double taxation treaty. Swiss tax law does not grant tax reduction and/or tax credits for the U.S. withholding tax on the proceeds of the purchase of DuPont-shares by DuPont under the present offer.

                                   Special rules may apply to Swiss residents with an U.S. immigration status.

                                   To the extent the Shares are part of the business assets of a Swiss taxpayer or belong to a enterprise subject to Swiss taxation, capital gains realized out of the purchase of DuPont-shares by DuPont form part of the taxable income. Swiss taxpayers and enterprises subject to Swiss taxation qualify for a reduction of the U.S. withholding tax of 30% to 15% (by way of tax refund) if they comply with the formal requirements of the U.S. tax law and the Swiss-U.S. double taxation treaty. Tax credit for the full or a part of the U.S. withholding tax may be obtained under the Swiss-U.S. double taxation treaty, if and to the extent the requirements of Swiss tax law and the Swiss-U.S. double taxation treaty are complied with

                                   Special rules may apply to companies with a special tax status.

DE-LISTING                         At present time, a de-listing of the Swiss
                                   Certificates on the SWX Swiss Exchange is not intended.

                                   If, after completion of the purchase offer, a regular trade in Swiss Certificates is no longer possible, due to number of Swiss Certificates outstanding, a de-listing of the Swiss Certificates shall be taken into consideration.

SALES RESTRICTIONS                 The purchase offer is solely directed to
                                   shareholders of DuPont who do not qualify as U.S. persons.

                                   A U.S. person for these purposes is:

                                   [In English also in German and French text of the notice.]

                                   -    any individual who is a U.S. citizen or
                                        U.S. resident (for U.S. federal income
                                        tax purposes);

                                   -    any corporation, partnership, limited
                                        liability company or other entity
                                        created or organized in the U.S. or
                                        under the law of the U.S. or of any
                                        state of within the U.S.;

                                   -    any estate which is subject to U.S.
                                        income tax on all of its income
                                        (regardless of the source of such
                                        income); and

                                   - any trust (i) if a U.S. court is able to exercise primary supervision over the administration of the trust, and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust (including, without any limitation, any U.S. pension trust organized under Section 401(a) of the Internal Revenue Code of 1986, as amended).

This notice is a summary of the English Offer Prospectus. The relevant English Offer Prospectus may be obtained at Credit Suisse First Boston, Zurich, under phone 01 333 43 85 or fax 01 333 43 93, free of charge.

This notice refers to the shares of Du Pont held by SNOC Swiss Nominee Company and listed on the SWX Swiss Exchange ("Swiss Certificates"). To validly effect the purchase offer for U.S. Du Pont shares the instructions by the depository bank shall be observed.

If a holder of Swiss Certificates is a U.S. Person, he/she is urged to contact the Managing Information Agent for the purchase offer, D.F. King & Co., Inc., New York, (+1 812 269 5550 - Collect Call) or the depository bank.

14 July 1999              Credit Suisse First Boston
                          Credit Suisse

Swiss Sec.No.             ISIN

Shares of Common Stock of DuPont (Swiss Certificates)
                                                       927 401  CH 000 927 401 7

                       E.I. DU PONT DE NEMOURS AND COMPANY
                        International Depositary Receipts
                                emis par B.O.I.C.
                          avec la garantie de la B.B.L.



         OFFRE PUBLIQUE D'ACHAT D'ACTIONS PROPRES ("L'OFFRE") FAITE PAR
                       E.I. DU PONT DE NEMOURS AND COMPANY
                          ("DUPONT") A SES ACTIONNAIRES
                                 NON-AMERICAINS

Les detenteurs non-americains de certificats au porteur representant des actions DuPont, emis par Belgian Overseas Issuing Corporation ("B.O.I.C.") pourront recevoir, aux conditions precisees dans le prospectus, un montant en especes equivalent a 80,76 USD brut par action DuPont, coupons n(degree) 280 a 300 attaches.

UN IMPOT FEDERAL AMERICAIN SUR LES REVENUS DE 30% (QUI PEUT ETRE RAMENE A 15% S'IL EST FAIT APPEL A LA CONVENTION PREVENTIVE DE DOUBLE IMPOSITION PAR LE DETENTEUR BELGE DE CERTIFICATS) SERA RETENU SUR LES MONTANTS BRUTS DISTRIBUES. DES LORS, EN FONCTION DE L'EVOLUTION DU COURS DE L'ACTION DUPONT, LE MONTANT NET A RECEVOIR RISQUE D'ETRE INFERIEUR AU COURS DE L'ACTION DUPONT EN BOURSE DE BRUXELLES.

PAR AILLEURS, DUPONT N'A PAS L'INTENTION DE DEMANDER LA RADIATION DE L'ACTION DUPONT DE LA BOURSE DE BRUXELLES APRES LA CLOTURE DE L'OFFRE.

L'Offre est ouverte du 14 juillet au 4 aout 1999. Les detenteurs non-americains de certificats au porteur DuPont qui desirent participer a cette Offre sont pries de deposer leurs formulaires d'acceptation aupres des guichets de la B.B.L. au plus tard le 4 aout 1999 avant 16 heures.

Les investisseurs sont invites a prendre connaissance du prospectus americain (<<offer to purchase>>) redige en langue anglaise, accompagne d'un complement de prospectus, redige en francais et en neerlandais, et des bulletins d'acceptation. Ces documents sont disponibles au siege de la B.B.L., Avenue Marnix 24 a 1000 Bruxelles (Tel. 02/547.27.25), ou des informations complementaires peuvent egalement etre obtenues.

                       E.I. DU PONT DE NEMOURS AND COMPANY
                        International Depositary Receipts
                            uitgegeven door B.O.I.C.
                           met de waarborg van de BBL


          OPENBAAR AANKOOPBOD OP EIGEN AANDELEN ("HET BOD") VOORGESTELD
             DOOR E.I. DU PONT DE NEMOURS AND COMPANY ("DUPONT") AAN
                      HAAR NIET-AMERIKAANSE AANDEELHOUDERS

De niet-Amerikaanse houders van effecten aan toonder die DuPont aandelen vertegenwoordigen, uitgegeven door Belgian Overseas Issuing Corporation ("B.O.I.C.") kunnen, aan de voorwaarden vermeld in de prospectus, een bedrag in geld verkrijgen gelijk aan 80,76 USD bruto per DuPont aandeel, coupons nr 280 tot 300 aangehecht.

EEN AMERIKAANSE FEDERALE BELASTING OP INKOMSTEN VAN 30% (DIE TERRUGGEBRACHT KAN WORDEN TOT 15% INDIEN EEN BEROEP WORDT GEDAAN OP DE CONVENTIE TER VOORKOMING
VAN DUBBELE BELASTINGSHEFFING NAAR DE BELGISCHE AANDEELHOUDER) ZAL GEIND WORDEN OP DE BRUTO UITGEKEERDE BEDRAGEN. DAARUIT VOLGT DAT, IN FUNCTIE VAN DE EVOLUTIE VAN DE KOERS VAN HET DUPONT AANDEEL OP DE BEURS VAN BRUSSEL, HET NETTO TE VERKRIJGEN BEDRAG KLEINER ZOU KUNNEN ZIJN DAN DE KOERS VAN HET DUPONT AANDEEL OP DE BEURS VAN BRUSSEL.

DUPONT HEEFT GEEN VOORNEMEN OM DE SCHRAPPING UIT DE NOTERING VAN HET DUPONT AANDEEL VAN DE BEURS VAN BRUSSEL AAN TE VRAGEN NA AFSLUITING VAN HET BOD.

Het bod is geopend van 14 juli tot en met 4 augustus 1999. De niet-Amerikaanse houders van effecten aan toonder DuPont die wensen deel te nemen aan dit Bod worden verzocht hun aanvaardingsformulieren, ten laatste op 4 augustus 1999 voor 16u, in te dienen aan de loketten van de BBL.

De investeerders worden uitgenodigd kennis te nemen van de Amerikaanse prospectus ("Offer to purchase") opgesteld in het Engels, vergezeld van een prospectusbijvoegsel opgesteld in het Frans en in het Nederlands, en van de aanvaardingsformulieren. Deze documenten zijn beschikbaar op de zetel van de BBL (Marnixlaan 24, 1000 Brussel - Tel: 02 / 547.27.25), waar ook bijkomende informatie kan verkregen worden.

                                  Translation

                       E.I. DU PONT DE NEMOURS AND COMPANY
                        International Depositary Receipts
                               issued by B.O.I.C.
                          with the guarantee of B.B.L.


                    CASH OFFER MADE BY E.I. DUPONT DE NEMOURS
                             AND COMPANY ("DUPONT")
                          TO ITS NON-U.S. SHAREHOLDERS

Non-U.S. holders of bearer certificates representing DuPont shares issued by Belgian Overseas Issuing Corporation ("B.O.I.C.") are entitled, subject to the conditions laid down in the offer to purchase, to sell their DuPont shares with coupons n(degree) 280 to 300 attached, for 80.76 USD per share in cash.

UNITED STATES FEDERAL INCOME TAXES EQUAL TO 30% (THAT CAN BE REDUCED TO 15% BY APPLICATION OF THE DOUBLE TAXATION TREATY BETWEEN BELGIUM AND THE UNITED STATES) OF THE GROSS PROCEEDS WILL BE WITHHELD. DEPENDING ON THE FLUCTUATION OF THE DUPONT STOCK, THE NET PROCEEDS MIGHT BE LOWER THAN THE TRADING PRICE OF THE DUPONT STOCK ON THE BRUSSELS STOCK EXCHANGE.

DUPONT HAS NO INTENTION TO DELIST DUPONT STOCK FROM THE BRUSSELS STOCK EXCHANGE AFTER THE CLOSING OF THE OFFER.

The Offer is open from 14 July to 4 August 1999. Non-U.S. holders of DuPont bearer certificates who are willing to participate in the Offer are requested to file their acceptation forms with BBL by 4 August 1999 before 4 p.m. at the latest.

Investors are kindly requested to read the American offer to purchase in English, supplemented by a wrapper in French and in Dutch, and acceptation forms. Such documents are available at B.B.L., Avenue Marnix 24, 1000 Brussels (Tel. 02/547.27.25), where additional information is also available.